EXHIBIT 10.4

BOND AMORTIZATION AGREEMENT

between

GULF COAST WASTE DISPOSAL AUTHORITY

and

UNITED STATES STEEL CORPORATION

$10,600,000
Gulf Coast Waste Disposal Authority
Environmental Improvement Revenue Refunding Bonds,
Series 2011
(United States Steel Corporation Project)

Dated as of November 1, 2011

BOND AMORTIZATION AGREEMENT

THIS BOND AMORTIZATION AGREEMENT (this "Agreement"), made and entered into as of November 1, 2011, by and between the GULF COAST WASTE DISPOSAL AUTHORITY (the "Issuer"), a governmental agency and body politic and corporate of the State of Texas, existing and operating as a conservation and reclamation district and political subdivision of the State of Texas pursuant to Article XVI, Section 59 of the Texas Constitution, and the laws of the State of Texas, particularly Chapter 409, Acts of the 61st Legislature of the State of Texas, Regular Session, 1969, as amended (originally compiled as Article 7621d-2, Vernon's Texas Civil Statutes) (the "Authority Act") and UNITED STATES STEEL CORPORATION, a corporation duly organized and existing under and pursuant to the laws of the State of Delaware, and duly qualified to own property and transact business in the State (the "Company"), under the following circumstances summarized in the following recitals (capitalized terms not defined in the recitals being used therein as defined in Article I):

WITNESSETH:

WHEREAS, pursuant to  Chapter 383, Texas Health and Safety Code, as amended ("Chapter 383") and Chapter 1207, Texas Government Code, as amended ("Chapter 1207") (together with the Authority Act, collectively, the "Acts"), the Issuer, being a "district" and an "issuer" as defined in Chapter 383 and Chapter 1207 is authorized to acquire, construct and improve air pollution control facilities and to issue revenue bonds for such purposes and for the purpose of refunding any such bonds; and

WHEREAS, in order to provide the funds necessary to refund the Refunded Bonds, the Issuer has duly authorized the issuance and sale of its Environmental Improvement Revenue Refunding Bonds, Series 2011 (United States Steel Corporation Project), in the aggregate principal amount not to exceed $10,600,000 (the "Bonds"), under the Trust Indenture (the "Indenture") dated as of November 1, 2011, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, for the purposes described therein and has determined to enter into this Agreement and secure the Bonds by the pledge and assignment of Installment Payments to be made hereunder; and

WHEREAS, the Company has also agreed under this Agreement to pay, or cause to be paid, when due certain expenses and other costs incurred by the Issuer and the Trustee in connection with this Agreement and the issuance of the Bonds; and

WHEREAS, the Bonds are limited obligations of the Issuer payable solely from the Pledged Receipts, and neither the principal of the Bonds, nor the interest accruing thereon, shall ever constitute a general indebtedness of the Issuer or an indebtedness of the State or any political subdivision or instrumentality thereof, within the meaning of any constitutional or statutory provision whatsoever, or shall ever constitute or give rise to a pecuniary liability of the State or any political subdivision or instrumentality thereof, nor will the Bonds be, or be deemed to be, an obligation of the State or any political subdivision or instrumentality thereof; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Bonds, when executed and delivered by the Issuer, the legal, valid and binding limited obligations of the Issuer in accordance with the terms thereof;

NOW, THEREFORE, for and in consideration of the premises, the respective representations and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, recognizing that under the Act this Agreement shall not in any way obligate the State or any agency or political subdivision thereof, including, without limitation, the Issuer, to raise any money by taxation or use other public moneys for any purpose in relation to the Project or Project Facilities and that neither the State nor any agency or political subdivision thereof, including, without limitation, the Issuer, shall pay or promise to pay any debt or meet any financial obligation to any Person at any time in relation to the Project or the Project Facilities, except from moneys received or to be received under the provisions of this Agreement or derived from the exercise of the rights of the Issuer hereunder, agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.  Use of Defined Terms.  In addition to the words and terms defined elsewhere in this Agreement, or by reference to another document, the words and terms set forth in Section 1.02 shall have the meanings set forth therein unless the content or use clearly indicates another meaning or intent. In addition, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

Section 1.02.  Definitions. The following terms shall have the following meanings:

"Additional Payments" means payments due hereunder in addition to the Installment Payments.

"Agreement" means this Bond Amortization Agreement as amended or supplemented from time to time.

"Bonds" means the Issuer's $10,600,000 Environmental Improvement Revenue Refunding Bonds, Series 2011 (United States Steel Corporation Project).

"Event of Default" means any of the events described as an Event of Default in Section 7.01.

"Indenture" has the meaning set forth in the recitals to this Agreement.

"Issuer" has the meaning set forth in the first paragraph of this Agreement.

"Notice Address" means:

(a)           As to the Issuer:

Gulf Coast Waste Disposal Authority
910 Bay Area Boulevard
Houston, Texas 77058
Attention: Manager, Financial Services

Facsimile: (281) 488-3331

(b)           As to the Company:

United States Steel Corporation
Room 1311
600 Grant Street
Pittsburgh, PA 15219-4776
Attention: Assistant Treasurer-Finance and Risk Management Facsimile No.: (412) 433-4765

(c)           As to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor
Pittsburgh, PA 15259
Attention: Corporate Trust Administration
Facsimile No.: (412) 236-0870

or such additional or different address, notice of which is given under Section 8.03.

"Person" or words importing persons mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Prior Bonds" means the Gulf Coast Waste Disposal Authority Environmental Improvement Revenue Bonds (United States Steel Corporation Project) Series 1976.

"Project" means the refinancing of the costs of the Project Facilities through the current refunding of the Refunded Bonds, as defined in the recitals to the Indenture.

"Project Facilities" means, generally, the air pollution control facilities financed or refinanced from the proceeds of the Prior Bonds, which were refunded from the proceeds of the Refunded Bonds, as such Project Facilities are listed and described in Exhibit A to the Air Pollution Control Facilities and Installment Sales Agreement, dated as of April 15, 1976, relating to the Prior Bonds.

"Refunded Bonds" means the Gulf Coast Waste Disposal Authority Environmental Improvement Revenue Bonds (USX Corporation Project), Refunding Series of 1998, currently outstanding in the aggregate principal amount of $10,600,000.

"Refunded Bonds Agreement" means the Bond Amortization Agreement, dated as of March 1, 1998, between the Issuer and Company relating to the Refunded Bonds.

"Refunded Bonds Trustee" means The Bank of New York Mellon (successor trustee to Chase Bank of Texas, National Association), as trustee for the Refunded Bonds.

"Tax Certificates" means the Tax Regulatory Agreement and No-Arbitrage Certificate among the Issuer, the Trustee, and the Company with respect to the Bonds.

All other terms used in this Agreement that are defined in the Indenture have the same meanings assigned them in the Indenture unless the context clearly requires otherwise.

Section 1.03.  Interpretation.  Unless the context clearly indicates otherwise, the capitalized terms defined in this Article I and in the Indenture, for all purposes of this Agreement and all agreements supplemental hereto, have the meanings hereby ascribed to them. Such terms, together with all other provisions of this Agreement, shall be read and understood in a manner consistent with the provisions of the Act. Words or phrases importing the masculine gender shall be read and understood to include the feminine and neuter genders, and those importing number shall include singular or plural, both as appropriate to the context.

Any reference herein to the Issuer, to its board or to any designated officer includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

Any reference to a section, provision or chapter of the laws of the State or to any statute of the United States of America includes that section, provision or chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no such amendment, modification or similar change shall apply solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Bondholders, the Trustee or the Company under this Agreement.

Section 1.04.  Captions and Headings. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any articles, sections, subsections, paragraphs, subparagraphs or clauses hereof.

ARTICLE II.

REPRESENTATIONS

Section 2.01.  Representations and Covenants of Issuer. The Issuer represents that (a) it is duly organized and validly existing under the Constitution and laws of the State, including the Authority Act; (b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Bonds and the execution and delivery of this Agreement, the Indenture and the Tax Certificates (as applicable); (c) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations contained in this Agreement, the Indenture or the Tax Certificates (as applicable); (d) it is empowered to enter into the transactions contemplated by this Agreement, the Indenture and the Tax Certificates (as applicable); (e) it has duly authorized the execution, delivery and performance of this Agreement, the Indenture and the Tax Certificates (as applicable); and (f) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement, the Indenture and the Tax Certificates (as applicable) by any successor public body.

Section 2.02.  Representations and Covenants of Company. The Company represents and covenants that:

(a)           It is a corporation duly organized and existing under and pursuant to the laws of the State of Delaware. The Company is qualified to do business in the State.

(b)           It has full power and authority to execute, deliver and perform its obligations under this Agreement and the Tax Certificates (as applicable) and to enter into and carry out the transactions contemplated by those documents; such execution, delivery and performance does not, and will not, violate any provision of law applicable to the Company or the Company's articles of incorporation, code of regulations, bylaws or other corporate charter or similar instrument each as may be amended, and does not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it is bound; this Agreement and the Tax Certificates have, by proper action, been duly authorized, executed and delivered by the Company and all steps necessary have been taken to constitute this Agreement and the Tax Certificates valid and binding obligations of the Company.

(c)           Each of the Project Facilities was, at the time originally placed in service, a "pollution control facility" used in whole or in part to control, reduce, abate or prevent, air, noise, water or general environmental pollution, and was designed to meet applicable federal, state and local requirements for the control of air or water pollution in effect at or about the time the Prior Bonds were issued. The Project Facilities were constructed for no significant purpose other than the control of air or water pollution, and not principally designed to result in any increase in production or capacity, or in a material extension of the useful life of a manufacturing or production facility or a part thereof that is owned, operated or used by the Company.

(d)           At the time of issuance of the Prior Bonds, at the time of issuance of the Refunded Bonds and at all times subsequent thereto, the Company has complied with all applicable requirements of the Internal Revenue Code of 1954, as amended, the Internal Revenue Code of 1986, as amended, and all applicable regulations, rulings and successor laws necessary to ensure the continuing tax-exempt status of such Prior Bonds and of the Refunded Bonds.

(e)           All of the proceeds of the Bonds will be used exclusively to retire the Refunded Bonds within 90 days of the date of issuance of the Bonds. None of the proceeds of the Bonds will be used to provide working capital or pay costs of issuance of the Bonds.

(f)           Each one and all of the representations and warranties of the Company contained in the Tax Certificates, as executed and delivered simultaneously with this Agreement, are true and correct.

(g)           The Company will comply with the applicable requirements of Rule 15c2-12 as promulgated by the Securities and Exchange Commission and recognizes that the Issuer is not an "obligated person" within the meaning of said Rule.

(h)           The Project Facilities were located in unincorporated Chambers County, Texas.

(i)           The Company has requested the Issuer to refund the Refunded Bonds.

ARTICLE III.

COMPLETION OF PROJECT FACILITIES;
ISSUANCE OF THE BONDS

Section 3.01.  Completion of Project Facilities. The Company represents that the acquisition and/or construction of the Project Facilities have been completed and that the proceeds derived from the sale of the Prior Bonds and the Refunded Bonds used to refund the Prior Bonds, including any investment thereof, were expended in accordance with the provisions of all bond authorization, security and tax regulatory agreements and/or certificates executed in respect of all such bonds, including the Refunded Bonds, and in respect of the installation, operation or use of the Project Facilities and the refunding of the Prior Bonds.

Section 3.02.  Issuance of Bonds; Application of Proceeds. To provide funds for the purpose of refunding the Refunded Bonds, the Issuer will issue, sell and deliver the Bonds. The Bonds will be issued in accordance with and pursuant to the Indenture in the aggregate principal amount, will bear interest at the rate or rates, will mature and will be subject to redemption as set forth therein and in the Approval Certificate.  By execution and delivery of this Agreement, the Company hereby approves the Bond Resolution and the Indenture.  It is hereby agreed that the foregoing approval of the Bond Resolution and the Indenture constitutes the acknowledgment and agreement of the Company that the Bonds, when issued, sold, and delivered as provided in the Bond Resolution and the Indenture, will be issued in accordance with and in compliance with this Agreement and shall further constitute the approval of the refunding required by the Refunded Bonds Agreement, notwithstanding any other provisions of this Agreement or any other contract or agreement to the contrary.  Any Bondholder is entitled to rely fully and unconditionally on the foregoing approval.  Notwithstanding any provisions of this Agreement or any other contract or agreement to the contrary, the Company's approval of the Bond Resolution and the Indenture shall be the Company's agreement that all covenants and provisions in this Agreement and the Indenture affecting the Company shall, upon the delivery of the Bonds and the Indenture, become unconditional, valid, and binding covenants and obligations of the Company so long as the Bonds and the interest thereon are outstanding and unpaid.  Particularly, the obligation of the Company to make, promptly when due, all Installment Payments specified in this Agreement and the Indenture shall be absolute and unconditional, and said obligation may be enforced as provided in this Agreement and the Indenture.

The proceeds from the sale of the Bonds shall be paid to the Trustee and deposited as follows (a) a sum equal to accrued interest, if any, shall be deposited in the Bond Fund and (b) the balance shall be transferred to the Refunded Bonds Trustee for deposit into the Bond Fund for the Refunded Bonds.  Upon deposit pursuant to this Section 3.02, the proceeds so transferred to the Refunded Bonds Trustee, together with other funds, if any, contributed by the Company are subject to a lien in favor of the Holders of the Refunded Bonds and no security interest therein is or shall be granted and shall not constitute in any way a grant by the Issuer to the Trustee to  secure the payment amounts due on the Bonds.  The Company agrees (i) to direct the Refunded Bonds Trustee to invest and reinvest such proceeds, together with amounts, if any, provided by the Company pursuant to Section 3.03 hereof, only in direct obligations of the United States of America, including obligations the principal of and interest on which are unconditionally guaranteed by the United States of America, which may be in book-entry form, and which mature on or before the redemption date for the Refunded Bonds and (ii) that  any such funds which cannot be so invested shall remain uninvested.

Upon deposit of adequate funds with the Refunded Bonds Trustee, the Company shall be permitted to seek a release of the lien of any and all documents providing for the payment of the Refunded Bonds, including particularly the respective trust indentures and the loan agreements securing the same.

Section 3.03.  Company Required to Provide Additional Moneys in Event Moneys Insufficient to Redeem Refunded Bonds.  The Company shall, on or before the Issue Date, cause to be deposited with the Refunded Bonds Trustee moneys sufficient, together with the Bond proceeds so transferred on the Issue Date, to pay the total redemption price of the Refunded Bonds on their redemption date or dates, together with any interest due on the Refunded Bonds not constituting a portion of the redemption price, plus any fees and charges due the Refunded Bonds Trustee, as trustee, paying agent, and registrar for the Refunded Bonds.  In the event that monies held in the Bond Fund for the Refunded Bonds are not sufficient to accomplish the refunding on the redemption date or dates, together with any interest due on the Refunded Bonds not constituting a portion of the redemption price, the Company shall at its own expense and without any right of reimbursement in respect thereof immediately pay that portion of such costs as may be in excess of said moneys.  The Company shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, or any Holder, nor shall it be entitled to any abatement, diminution or postponement of the Installment Payments as a consequence of such payment.  The Company acknowledges and agrees that there is no implied or express warranty by the Issuer that the proceeds of the Bonds will be sufficient to redeem the Refunded Bonds.

Section 3.04.  Investment of Fund Moneys. The Issuer hereby authorizes the Company to direct the investment of the Bond Fund and Rebate Fund.  At the written direction of the Authorized Company Representative, any moneys held in the Bond Fund and the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments. Each of the Issuer and the Company hereby covenants that it will restrict any investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

The Company shall provide the Issuer with a certificate of an appropriate officer, employee or agent of or consultant to the Company for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.

The Company agrees that at no time shall any funds constituting gross proceeds of the Bonds be used in any manner to cause or result in a prohibited payment under applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.

If there is any amount required to be paid to the United States pursuant to. Section 148(f) of the Code or Section 5.03 of the Indenture, the Company shall pay such amount to the Trustee for deposit to the Rebate Fund created under Section 5.03 of the Indenture, who will submit the payment to the United States.

Section 3.05.  Issuer's Fees.  The Issuer shall receive out of proceeds of the Bonds or out of funds provided by the Company on or before the Issue Date an amount equal to .25% of the original principal amount of the Bonds to pay and reimburse the Issuer for its administrative expenses directly attributable and chargeable to the issuance of the Bonds, the refunding of the Refunded Bonds, and the acquisition, construction, and equipping of the Project.  The Company shall also pay to the Issuer hereunder on each March 1 the greater of the following two amounts:  (i) the actual costs reasonably and necessarily incurred by the Issuer during the prior twelve month period as set forth in a bill or statement submitted by the Issuer to the Company prior to said March 1, or (ii) an amount of money equal to $100.00 for each $1,000,000, or part thereof, of principal amount of the Bonds which are outstanding and unpaid as of the last day of the month preceding said March 1 (the "alternate fee").  If the Company shall have not have received a bill or statement on or before March 1 for the Issuer's actual costs incurred during the prior twelve month period, the Company shall pay the alternate fee on said March 1.  Although the amounts payable to the Issuer hereunder are due on March 1 of each year, the Company shall not be in default in the payment of such amounts so long as they are paid to the Issuer within thirty days of their due date.

Section 3.06.  Issuer's Limited Liability.  It is recognized that the Issuer's only source of funds with which to carry out its commitments under this Agreement will be from the proceeds from the sale of the Bonds or from any available income or earnings derived therefrom, or from any funds which otherwise might be made available by the Company; and it is expressly agreed that the Issuer shall have no financial liability, obligation, or responsibility with respect to this Agreement or the Project except to the extent of funds available from such sources.

Section 3.07  Governmental Regulation.  The Company recognizes and agrees that this Agreement and the issuance of the Bonds pursuant hereto will not diminish or limit the authority of the United States Environmental Protection Agency, the Texas Natural Resources Conservation Commission, the Texas Water Development Board, or any other State agency or local governments in performing any of the powers, functions and duties vested in such entities by federal and state laws, and that all applicable laws shall be enforced without regard to ownership of the Project; and that the Company will not be relieved of any responsibility under any applicable federal or state laws or regulations pertaining to pollution control, either now, or during, or after the acquisition, construction and improvement of the Project.

ARTICLE IV.

PAYMENTS BY COMPANY

Section 4.01.  Installment Payments. Simultaneously with the authorization of this Agreement by the Board of Directors of the Issuer, such Board has adopted the Bond Resolution.  In consideration of the covenants and agreements set forth in this Agreement, and to enable the Issuer to issue the Bonds to carry out the intents and purposes hereof, the Company agrees that, on each date on which any payment of principal of or interest on Bonds shall become due (whether at maturity, or upon redemption or acceleration or otherwise), the Company will pay or cause to be paid to the Trustee, in immediately available funds, an amount which, together with other moneys held by the Trustee under the Indenture and available therefor, will enable the Trustee to make such payment in full in a timely manner ("Installment Payments").

In furtherance of the foregoing, so long as any Bonds are outstanding, the Company will pay or cause to be paid all amounts required to prevent any deficiency or default in any payment with respect to the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Company, the Issuer or any other Person.

The Issuer assigns all amounts payable under this Section by the Company to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Company assents to such assignment. Accordingly, the Company will pay directly to the Trustee at its designated office all payments payable by the Company pursuant to this Section.

In the event the Company should fail to make any of the payments required in this Section 4.01, the amount so in default shall continue as an obligation of the Company until such amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon to the extent permitted by law at the rate of  interest borne by the Bonds at the time of such failure from the due date thereof until paid.

Section 4.02.  Additional Payments. The Company will also pay the following upon demand after receipt of a bill therefor:

(a)           Out of proceeds of the Bonds or other funds provided by the Company, the reasonable and documented out-of-pocket fees and expenses, including reasonable attorneys' fees, of the Issuer incurred in connection with this Agreement, the Indenture, the Tax Certificates and the Bonds, and the making of any amendment or supplement thereto, including, but not limited to: (i) those described in Section 3.05 (which includes, among other fees and expenses, the fees and expenses associated with the initial drafting, execution and delivery of this Agreement, the Tax Certificates and the Bonds), (ii) those described in Section 7.04 and (iii) any other payments or indemnification required under Section 5.02; and

(b)           The fees and expenses of the Trustee under the Indenture, including reasonable attorneys' fees of the Trustee for any services rendered by it under the Indenture, including those described in Section 7.04, and any other payments or indemnification required under Section 5.02, such fees, expenses and payments to be paid directly to the Trustee for its own account as and when such fees and expenses become due and payable.

The Company further agrees to pay all reasonable and documented out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) of the Issuer incurred after the initial issuance of the Bonds in the preparation of any responses, reproduction of any documentation or participation in any inquiries, investigations or audits from any Person solely or primarily in connection with the Bonds, including, without limitation, the Internal Revenue Service, the Securities Exchange Commission or other governmental agency.

Section 4.03.  Deposit of Moneys in Bond Fund; Moneys for Purchase and Redemption. The Company may at any time deposit moneys in the Bond Fund, without premium or penalty, to be held by the Trustee for application to Installment Payments not yet due and payable, and the Issuer agrees that the Trustee shall accept such deposits when tendered by the Company. Such deposits shall be credited against the Installment Payments, or any portion thereof, in the order of their due dates. In addition, the Company may at any time deliver moneys to the Trustee in addition to such deposits with written instructions to the Trustee to use such moneys for the purpose of making open market purchases of Bonds. Such deposits or such delivery of moneys for Bond purchases shall not in any way alter or suspend the obligations of the Company under this Agreement during the term hereof as provided in Section 8.01.

In addition, the Company may deliver moneys to the Trustee for use for optional redemption of Bonds pursuant to Sections 6.01 and 6.02 and shall deliver moneys to the Trustee for mandatory redemption of Bonds as required by Section 4.02(b)(ii) of the Indenture.

Section 4.04.  Obligations Unconditional. The obligations of the Company to make payments required by Sections 4.01, 4.02 and 4.03 and to perform its other agreements contained herein shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever.

Section 4.05.  Assignment by Company. Rights granted to the Company under this Agreement may be assigned in whole or in part by the Company without the necessity of obtaining the consent of the Issuer or the Trustee, subject, however, to each of the following conditions:

(a)           unless waived by the Issuer or the Trustee, the Company shall notify the Issuer and the Trustee in writing of the identity of any assignee at least 30 days prior to the effective date of such assignment;

(b)           no assignment shall relieve the Company from primary liability hereunder for its obligations hereunder, and the Company shall continue to remain primarily liable for the payment of the Installment Payments and Additional Payments and for performance and observance of the agreements on its part herein provided to be performed and observed by it;

(c)           any assignment from the Company must retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement;

(d)           the Company shall, within 30 days after execution thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment; and

(e)           any assignment from the Company shall not materially impair fulfillment of the purposes to be accomplished by operation of the Project Facilities as a project, the financing of which is permitted under the Act.

Section 4.06.  Assignment by Issuer. The Issuer will assign its rights under and interest to this Agreement (except for Unassigned Issuer Rights) to the Trustee pursuant to the Indenture as security for the payment of the Bonds. Otherwise, the Issuer will not sell, assign or otherwise dispose of its rights under or interest in this Agreement nor create or permit to exist any lien, encumbrance or security interest thereon.  The Company herewith assents to such assignment and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee.  All rights against the Company arising under this Agreement or the Bond Resolution or Indenture and assigned to the Trustee under the Indenture may be enforced by the Trustee, or the owners of the Bonds, to the extent provided in the Indenture, and the Trustee, or the owners of the Bonds, shall be entitled to bring any suit, action, or proceeding against the Company, to the extent provided in the Bond Resolution or Indenture, for the enforcement of this Agreement, and it shall not be necessary in any such suit, action, or proceeding to make the Issuer a party thereto.

Section 4.07.  Refunding of Bonds.  After the issuance of any Bonds, the Issuer shall not refund any of the Bonds or change or modify the Bonds in any way, except as provided for in the Indenture, without the prior written approval of the Authorized Company Representative; nor shall the Issuer redeem any Bonds prior to their scheduled maturities except upon the request of the Authorized Company Representative, unless such redemption is required by the Indenture.

ARTICLE V.
ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.01.  Lease, Sale or Grant of Use by Company. Subject to the provisions of Section 5.03, the Company may lease, sell or grant the right to occupy and use the remaining Project Facilities, in whole or in part, to others, provided that:

(a)           no such grant, sale or lease shall relieve the Company from its obligations under this Agreement;

(b)           the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement;

(c)           no such grant, sale or lease shall impair the purposes of the Act; and

(d)           the Company shall receive an Opinion of Nationally Recognized Bond Counsel that such grant, sale or lease does not have an adverse affect upon the tax-exempt status of the Bonds.

Section 5.02.  Indemnification of Issuer and Trustee.  (a) The Company releases the Issuer, its officers, directors, and employees (the "Indemnified Parties") from, and the Indemnified Parties shall not be liable for, and the Company agrees and shall protect, indemnify, defend, and hold the Indemnified Parties harmless from, any and all liability, cost, expense, damage, or loss of whatever nature (including, but not limited to, attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, in connection with, or related to (i) the issuance, offering, sale, delivery, payment of the Bonds and the interest thereon, or redemption of the Bonds, the provisions and rate of interest on the Bonds, the Bond Resolution, the Indenture, and this Agreement and the obligations imposed on the Issuer hereby and thereby; or the design, construction, installation, operation, use, occupancy, maintenance, or ownership of the Project; (ii) any written statements or representations made or given by the Company or any of its officers or employees, to the Indemnified Parties, the Trustee, or any underwriters or purchasers of any of the Bonds, with respect to the Issuer, the Company, the Project, or the Bonds or the offer or issuance thereof, including, but not limited to, statements or representations of facts, financial information, or corporate affairs; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project; (iv) any loss or damage incurred by the Issuer as a result of breach by the Company of the provisions of Section 5.3 hereof, and (v) any action required to be taken by the Issuer under this Agreement, the Bond Resolution, or the Indenture. The  provisions shall remain and be in full force and effect even if any such liability, cost, expense, damage, or loss or claim therefor by any person, directly or indirectly results from, arises out of, or relates to, or is asserted to have resulted from, arise out of, or be related to, in whole or in part, one or more negligent acts or omissions (other than as a result of willful misconduct or bad faith of the party seeking indemnity).

(b)           The Company will indemnify and hold the Trustee, its members, officers and employees, free and harmless from any loss, claim, damage, tax, penalty, liability, disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of the Indenture, this Agreement, the Bond Purchase Agreement (the "Bond Purchase Agreement") among Morgan Stanley & Co. LLC, the Issuer and the Company or any other documents in connection therewith, or any other cause whatsoever pertaining to the Project Facilities (including without limitation any loss, claim, damage, tax penalty, liability, disbursement, litigation expenses, attorneys' fees and expenses or court costs asserted or arising under any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material), or the Bonds, including the issuance or sale of the Bonds, or failure to issue or sell the Bonds, actions taken under the Bonds, the Indenture, this Agreement, the Bond Purchase Agreement or any other documents in connection therewith or any other cause whatsoever pertaining to the Project Facilities, except in any case as a result of the gross negligence, willful misconduct, or bad faith of the Trustee.

(c)           The Company may, at its cost and in its name or in the name of the Issuer, prosecute or take any other action involving third persons which the Company deems necessary in order to ensure or protect the Company's rights under this Agreement; in such event, the Issuer will reasonably cooperate with the Company, but at the sole expense of the Company.

(d)           In case any actions or proceedings are brought against an Indemnified Party or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly (but in any event within 15 days of receipt of service) give notice of that action or proceeding to the Company enclosing copies of all papers served, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Company shall not be liable for any settlement made without its consent.

(e)           Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to indemnify or hold harmless the Trustee for its gross negligence, willful misconduct, or bad faith or an Indemnified Party for its willful misconduct or bad faith.

(f)           The foregoing indemnification is intended to and shall include the indemnification of all affected officials, directors, trustees, officers and employees of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law and the foregoing indemnification survives beyond the termination or discharge of the Indenture or the payment of the Bonds.

Section 5.03.  Company Not to Adversely Affect Exclusion From Gross Income of Interest on Bonds. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Bonds to be and to remain excludable from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any action that would adversely affect such excludability under the provisions of the Code.

The Company also covenants that it will restrict the investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

The Company hereby covenants that on or before the ninetieth day following the date any of the Project Facilities are no longer being operated as qualifying exempt facilities under the Code (unless such facilities have simply ceased to be operated), or such later date as provided in the Indenture, the Company shall cause a related amount of Bonds to be redeemed pursuant to the Mandatory Redemption provision of the Bonds.

Section 5.04.  Company to Maintain its Existence; Mergers or Consolidations. The Company covenants that it will not merge or consolidate with any other legal entity or sell or convey all or substantially all of its assets to any other legal entity, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to any other legal entity, provided that (a) the Company shall be the continuing legal entity or the successor legal entity (if other than the Company) shall be a legal entity organized and existing under the laws of the United States of America or a state thereof, qualified to do business in the State and such legal entity shall expressly assume the due and punctual payment of the Installment Payments hereunder in order to ensure timely and proper payment of the principal of and interest on all the Bonds, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Company and (b) the Company or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and no event which with the lapse of time, the giving of notice or both would constitute an Event of Default under Section 7.01 shall have occurred and be continuing.

In case any such consolidation, merger, sale or conveyance and upon the assumption by the successor legal entity of the obligations under this Agreement and on the Bonds in accordance with the foregoing, such successor legal entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and the Company shall thereupon be relieved of any further obligations or liabilities hereunder and upon the Bonds and the Company as the predecessor legal entity may thereupon or at any time thereafter be dissolved, wound-up or liquidated.

Section 5.05.  Reports and Audits. The Company shall, as soon as practicable but in no event later than six months after the end of each of its fiscal years, file with the Trustee and the Issuer, audited financial statements of the Company prepared as of the end of such fiscal year; provided that the Company may satisfy this requirement by its filing of such information with the Securities and Exchange Commission (www.sec.gov) and the Municipal Securities Rulemaking Board (www.emma.msrb.org) in accordance with their respective filing requirements.

Section 5.06.  Insurance. The Company shall maintain, or cause to be maintained, insurance covering such risks and in such amounts as is customarily carried by similar industries as the Company, and which insurance may be, in whole or in part, self-insurance.

Section 5.07.  Recordation.  The Company agrees that it will record and file any such instruments as may be required from time to time to be recorded or filed, in such manner and in such places as from time to time may be required by law in order fully to preserve and protect the rights, lien and security of the Owners of the Bonds and the rights and security of the Trustee hereunder and under the Indenture.

Section 5.08.  Qualification in Texas.  The Company warrants that it is and throughout the term of this Agreement it will continue to be a corporation duly qualified to do business in the State of Texas.

ARTICLE VI.

OPTIONS; PREPAYMENT OF LOAN

Section 6.01.  Options to Terminate. The Company shall have, and is hereby granted, an option to prepay Installment Sale Payments and terminate its obligations under Section 4.01 of this Agreement, upon satisfaction of the following conditions at any time prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture): (a) in accordance with Article IX of the Indenture, by paying to the Trustee an amount which, when added to the amount on deposit in the funds established under the Indenture and available therefor, will be sufficient to pay, retire and, pursuant to the Indenture, redeem all the outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal of and interest to maturity or the earliest applicable redemption date, as the case may be, and expenses of redemption and the Trustee's fees and expenses due hereunder or under the Indenture), and in case of redemption making arrangements satisfactory to the Trustee for the giving of the required notice of redemption, (b) by giving the Issuer notice in writing of such termination and (c) by making full payment of Additional Payments due under Section 4.02; thereafter such termination shall forthwith become effective.

Any prepayment pursuant to this Section 6.01 shall either comply with the provisions of Article IX of the Indenture or result in redemption of the Bonds within 90 days of the date of prepayment. Nothing contained in this Section 6.01 shall prevent the payment of part of any of the Bonds pursuant to Article IV or Section 9.02 of the Indenture.

Section 6.02.  Option to Prepay Upon Extraordinary Optional Redemption Under Indenture. The Company shall also have the option, upon the occurrence of certain extraordinary circumstances described therein, to prepay the loan in whole or in part upon the terms and conditions set forth in Section 4.02(b)(i) of the Indenture.

Section 6.03.  Actions by Issuer. At the request of the Company or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI; provided that, in such event, the Company shall reimburse the Issuer for its reasonable expenses, including attorneys' fees, incurred in complying with such request.

Section 6.04.  Release on Exercise of Option to Prepay Loan. Upon the payment of all amounts due hereunder pursuant to any option to prepay the loan granted in this Agreement, the Issuer shall, upon receipt of the prepayment, deliver to the Company, if necessary, a release from the Trustee of the lien of the Indenture.

ARTICLE VII.

EVENTS OF DEFAULT AND REMEDIES

Section 7.01.  Events of Default. Each of the following shall be an Event of Default:

(a)           The Company shall fail to pay the amounts required to be paid under Section 4.01 or 4.02 on the date specified therein;

(b)           Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Section 7.01(a), (other than certain representations, warranties and covenants regarding various matters relating to the tax status of the Bonds) for a period of 60 days after written notice specifying such failure and requesting that it be remedied shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and is being diligently pursued until the default is corrected;

(c)           The dissolution or liquidation of the Company or the voluntary initiation by the Company of any proceeding under any federal or state law relating to bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the Company of any such proceeding which shall remain undismissed for 60 days, or failure by the Company to promptly have discharged any execution, garnishment or attachment of such consequence as would materially impair the ability of the Company to carry on its operations, or assignment by the Company for the benefit of creditors, or the entry by the Company into an agreement of composition with creditors or the failure generally by the Company to pay its debts as they become due; or

(d)           The occurrence of an Event of Default as defined in the Indenture.

Any declaration of default under subparagraph (c) and the exercise of remedies upon any such declaration will be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

Section 7.02.  Remedies on Default. Whenever an Event of Default shall have happened and be existing, any one or more of the following remedial steps may be taken:

(a)           if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Issuer or the Trustee shall declare all Installment Payments to be immediately due and payable, whereupon the same shall become immediately due and payable; or

(b)           the Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or to enforce the performance and observance of any other obligation or agreement of the Company under those instruments.

Notwithstanding the foregoing, the Trustee shall not be obligated to take any step that in its reasonable opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Trustee at no cost or expense to it. Any amounts collected pursuant to action taken under this Section (except for amounts payable directly to the Issuer or the Trustee pursuant to Section 3.05, 4.02, 5.02 or 7.04) shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 9.01 of the Indenture for transfers of remaining amounts in the Bond Fund.

The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

Section 7.03.  No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

Section 7.04.  Agreement to Pay Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement or the collection of sums due thereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, from the reasonable expenses so incurred upon demand.

Section 7.05.  No Waiver. No failure by the Issuer or the Trustee to insist upon the performance by the Company of any provision hereof shall constitute a waiver of their right to performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

Section 7.06.  Notice of Default. The Company shall notify the Trustee immediately and in writing if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01.  Term of Agreement. This Agreement shall be and remain in full force and effect from the date of issuance of the Bonds until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Company under this Agreement shall have been paid, except for obligations of the Company under Section 3.05, 4.02, 5.02 and 7.04, which shall survive any termination of this Agreement.

Notwithstanding any termination of this Agreement, any payment of any or all of the Bonds or any discharge of the Indenture, if Bonds are redeemed pursuant to the mandatory redemption upon determination of taxability, the Company shall pay all additional amounts required to be paid under Section 4.01 of the Indenture at the time provided therein.

Section 8.02.  Amounts Remaining in Funds. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise) shall be deemed to belong, and shall be paid, to the proper party pursuant to Title 6, Texas Property Code, or applicable escheat laws. Further, any other amounts remaining in the Bond Fund and any other special fund for accounts created under this Agreement or the Indenture, after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement and the Indenture have been paid, shall be paid to the Company to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds.

Section 8.03.  Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when received or upon refusal of delivery at the applicable Notice Address. The Issuer, the Company or the Trustee may, by providing written notice to each other, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Section 8.04.  Extent of Covenants of Issuer; No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, trustee, officer, agent or employee of the Issuer in other than his official capacity, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

Section 8.05.  Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns.

Section 8.06.  Amendments and Supplements. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XI of the Indenture, as applicable.

Section 8.07.  Execution Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

Section 8.08.  Severability. If any provision of this Agreement or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 8.09.  Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE.

Section 8.10.  Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for the further assurance, correction or performance of the expressed intention of this Agreement.

Section 8.11.  Issuer and Company Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by a Designated Officer and for the Company by an Authorized Company Representative. The Trustee shall be authorized to act on any such approval or request.

Section 8.12.  Immunity of Incorporators, Stockholders, Officers and Directors. No recourse under or upon any obligation, covenant or agreement contained in this Agreement or in any agreement supplemental hereto, or in the Bonds, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any stockholder, member, officer or director, as such, past, present or future, of the Company or of any predecessor or, subject to Section 5.04, successor legal entity, either directly or through the Company or any predecessor or successor legal entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Bonds by the Holders thereof and as part of the consideration for the issuance of the Bonds.

Section 8.13.  Section Headings. The table of contents and headings of the various articles and sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof. References to article and section numbers are references to articles and sections in this Agreement unless otherwise indicated.

IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date hereinbefore written.

GULF COAST WASTE DISPOSAL AUTHORITY

		By:	/s/ J. M. Schultz
Chairman

Attest:

By:	James A. Matthews, Jr.
Secretary

[SEAL]

[SIGNATURE PAGE TO U.S. STEEL 2011 BOND AMORTIZATION AGREEMENT]

UNITED STATES STEEL CORPORATION

By:	/s/ John J. Quaid
Title:	Vice President & Treasurer

[SIGNATURE PAGE TO U.S. STEEL 2011 BOND AMORTIZATION AGREEMENT]